UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 2, 2005


                             WORLD HEART CORPORATION
             (Exact name of registrant as specified in its charter)

      Ontario                     000-28882                        N/A
  (State or other                (Commission                  (IRS Employer
  jurisdiction of                File Number)               Identification No.)
  incorporation)

                                7799 Pardee Lane
                            Oakland, California 94621
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (510) 563-5000


                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of an Acquisition or Disposition of Assets

On August 2, 2005, World Heart Corporation (the "Company") reported the completion of its acquisition of MedQuest Products, Inc. ("MedQuest"), a private Salt Lake City, Utah-based medical device company in the development stages of its HeartQuest(TM) ventricular assist device (VAD). In conjunction with the acquisition, the Company raised gross proceeds of approximately $23 million through the exercise of certain outstanding warrants to purchase common shares of the Company and from a private placement financing with Maverick Venture Management, LLC ("Maverick"), a private investment firm focused on investing in emerging growth markets and the principal MedQuest shareholder.

In connection with the private placement, the Company issued to Maverick 8.9 million common shares at a price of $1.35 per share. The Company issued 9.3 million common shares to MedQuest in connection with the acquisition. Maverick and the shareholders of MedQuest now hold a 33% ownership stake in the combined company.

As previously reported, all of the Company's outstanding convertible debentures were converted at a conversion price of $1.25 per common share, resulting in the issuance of approximately 10.7 million common shares. In addition, accrued interest on the convertible debentures was converted into additional common shares at a conversion price equal to market prices at the date of conversion. The convertible debenture holders also exercised their corresponding warrants, and received approximately 10.7 million common shares of the Company at an adjusted exercise price of $1.00 per common share, resulting in gross proceeds to the Company of approximately $10.7 million.

Item 8.01  Other Events.

On August 2, 2005, the Company issued a press release announcing the completion of the MedQuest acquisition and the Maverick private placement, the exercise of certain of the Company's outstanding warrants to purchase common shares as well as certain financing and structural changes to the Company.

A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     The following exhibit is being filed herewith:

Exhibit No.    Exhibit
----------     -------
99.1           Press Release, dated August 2, 2005, announcing the Completion of the Company's Acquisition of MedQuest Products, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2005

                                WORLD HEART CORPORATION



                               By:  /s/ Richard Juelis
                                   --------------------------------------
                                   Name:   Richard Juelis
                                   Title:  Vice President, Finance and
                                           Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.    Exhibit
----------     -------
99.1           Press Release, dated August 2, 2005, announcing the Completion of the Company's Acquisition of MedQuest Products, Inc.